UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012

INVENSENSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35269	01-0789977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1197 Borregas Avenue Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (450) 988-7339

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Management of InvenSense, Inc. (the “Company”) held a publicly available quarterly earnings call on January 26, 2012 to discuss results for the third quarter of fiscal 2012, which ended on January 1, 2012. As disclosed in the Company’s January 26, 2012 earnings call, the Company expects net revenue for the fourth quarter of fiscal 2012, which ends on April 1, 2012, to be in the range of $32 million to $33 million, the majority of which is already in the Company’s backlog. The midpoint of this guidance implies 36% year-over-year revenue growth for the quarter and 58% year-over-year revenue growth for fiscal year 2012. As the Company previously disclosed on the earnings call, for the fourth quarter of fiscal 2012, which ends on April 1, 2012, the Company also expects fully diluted earnings per share to be in the range of $0.05 to $0.07, assuming weighted-average, fully diluted shares outstanding of approximately 85 million. For the first quarter of fiscal 2013, which ends on July 1, 2012, the Company expects net revenue to be in the range of $38 million to $42 million. The Company believes its revenue opportunity is derived from relationships with its current customers and their market opportunity where the Company sees a strong pipeline of new products incorporating motion processing technology to support the broadening interest in adoption of motion interfaces in all of its end markets. The Company expects these trends to continue in fiscal 2013 and anticipates year over year net revenue growth associated with opportunities with the Company’s customers and their market opportunity for fiscal 2013 to be in the range of 40% to 50%. The Company’s fourth quarter of fiscal 2012 is not yet complete, and its fiscal 2013 has not yet begun. Therefore, all of the estimates set forth above are preliminary and based on information available to the Company as of February 27, 2012 only. The Company does not currently intend to provide guidance beyond one quarter nor annual guidance in the future.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

Each of the net revenue, earnings per share and net revenue growth estimates described above are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any projection of net revenue, earnings per share or other financial items discussed above, including our belief that our customers have a strong pipeline of new products that incorporate our motion processing technology. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, the continued adoption of motion processing technology as an interface in consumer electronics products, our achievement of design wins, consumer acceptance of our customers’ products that incorporate our solutions, the ability of our customers to meet their forecasts for shipping products that include our motion processing technology, which is dependent upon other third party suppliers providing the necessary components on a timely basis to our customers to incorporate in these products, potential decreases in average selling prices for our products, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our net revenue, our lack of long-term supply contracts and dependence on limited sources of supply, and our ability to continue to develop and introduce new and enhanced products on a timely basis, as well as changes in economic conditions in our markets and other risk factors discussed in documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of our SEC filings are posted on our website and are available from us without charge. Forward-looking statements are made as of today only, and except as required by law, we do not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InvenSense, Inc.

Date: February 27, 2012	/s/ Alan Krock
Alan Krock
Vice President, Chief Financial Officer